LAND PURCHASE AND SALE AGREEMENT

(To be used in the sale of unimproved land or land on which any improvements are immaterial to its value.)

Georgia Association of REALTORS®

Offer Date: October 20, 2010

2010 Printing

1. **Purchase and Sale.** The undersigned buyer ("Buyer") agrees to buy and the undersigned seller ("Seller") agrees to sell the Property with the following address: 153.98+/- acres located on Birdsville Rd
City Millen, County Jenkins, Georgia, Zip Code 30442
TAX ID/PIN # ______ together with all fixtures, landscaping, improvements, and appurtenances (except those identified in any Seller's Property Disclosure Statement attached hereto as not remaining with the Property) and as more particularly described in the Legal Description Paragraph below (all of which is hereinafter collectively referred to as "Property").

2. **Legal Description.** The full legal description of the Property is:
[Select A, B or C below. The sections not marked shall not be a part of this Agreement]
☐ A. attached as an exhibit hereto;
☐ B. identical to the legal description for the property contained in the deed recorded in Deed Book ______, Page ______, et. seq., ______ County, Georgia records;
☒ C. described below:
Land Lot(s) ______ of the ______ District, ______ Section/ GMD, Lot ______, Block ______, Unit ______, Phase/Section ______ of Tract V, 153.98+/- acres located on Birdsville Rd Subdivision/Development, Jenkins County, Georgia according to the plat recorded in Plat Book 19, Page 25, et. seq., Jenkins County, Georgia records.

3. **Purchase Price and Method of Payment.** At the closing Buyer agrees to pay Seller the purchase price of the Property in cash, cashiers check, money order, certified check or wire transfer of immediately available funds of:
[Select A. or B. below. The section not marked shall not be a part of this Agreement]:
☒ A. Two Hundred Eighty-Eight Thousand Seven Hundred Thirteen ($288,713) U.S. Dollars.
OR
☒ B. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX U.S. Dollars, per acre as determined by a survey obtained in the accordance with the procedure below ("Controlling Survey"). The total purchase price shall be determined by multiplying the total number of acres, to the nearest one one-thousandth of an acre as determined by a survey prepared by a registered Georgia surveyor. In the event the Seller is in possession of a survey, to which Buyer agrees in writing shall constitute the Controlling Survey, then said survey be controlling as the exact amount of the acreage being purchased and sold herein. If no survey exists or the existing survey is not acceptable, then a new survey shall be prepared. The survey shall be requested by ☐ Buyer or ☐ Seller and the expense of the new survey shall be paid by the ☐ Buyer, ☐ Seller **OR** ☐ in equal shares by the parties. If there are no objections to the new survey, then the new survey shall be the Controlling Survey to determine the acreage being purchased and sold herein. If there is a dispute by either party regarding the new survey, the dispute shall be resolved in accordance with the Survey Resolution Exhibit attached hereto. If the Controlling Survey reveals that the Property is less than ____ acres or more than ____ acres, then Buyer may terminate this Agreement without penalty upon notice to Seller given no later than five (5) days prior to the end of the Due Diligence Period.

Buyer warrants that Buyer will have sufficient cash at closing, will allow Buyer to complete the purchase of Property. Buyer does not need to sell or lease other real property in order to complete the purchase of Property.

4. **Amount and Deposit of Earnest Money.** Buyer has paid to ~~Plantation Properties & Land Invest~~ F.G.R.S+M ("Holder") earnest money of $ 500.00 ~~10,000~~ check, **OR** $ ______ cash, which has been received by Holder. The earnest money shall be deposited in Holder's escrow/trust account (with Holder retaining the interest if the account is interest bearing) within five (5) banking days from the Binding Agreement Date. If Buyer writes a check for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not be required to return the earnest money until the check has cleared the account on which the check was written. In the event any earnest money check is dishonored by the bank upon which it is drawn, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days after receiving such notice to deliver good funds to Holder. In the event Buyer does not timely deliver good funds, Seller shall have the right to terminate this Agreement upon notice to Buyer.

5. **Costs.**
   A. **Seller's Costs:** Seller shall pay the cost of recording any title curative document, including without limitation, satisfactions of deeds to secure debt, quitclaim deeds and financing statement terminations; all transfer taxes; all deed recording fees; the fees of Seller's attorney.
   B. **Buyer's Costs:** Buyer shall pay the cost of Buyer's attorney and consultants; any costs in connection with Buyer's inspection of Property and any costs associated with obtaining financing for the acquisition of Property (including any intangibles tax, all deed recording fees and the cost of recording Buyer's loan documents).

C. **Additional Costs:** In addition to the costs identified above, the following costs shall be paid by the parties hereto as indicated below:

Item to be Paid	Paid by Seller	Paid by Buyer
Survey	☐	☒
Title Examination	☐	☒
Premium for Owner's Title Insurance Policy	☐	☒
Other: ____________________	☐	☐

6. **Taxes and Prorations**. Real estate taxes on Property for the calendar year in which the closing takes place shall be prorated as of the Closing Date. Seller shall be responsible (even after closing) for paying all taxes (including previous reassessments) on Property for the time period during which Seller owned Property. In addition, the following items shall also be prorated as the Closing Date *[Select only those items that apply to this transaction. The items not selected shall not be a part of this Agreement]*:

☐	Utilities	☐	Leasing Commissions
☐	Rents	☐	Other: ____________________
☐	Service Contracts		

7. **Date of Closing and Transfer of Possession.** This transaction shall be closed on the date of October 27, 2010 or on such other date as may be agreed to in writing by the parties ("Closing Date") by the law firm of Buyers Choice ____________________. The Buyer agrees that the Seller will retain possession of the Property through: *[Select A. or B. below. The section not checked shall not be a part of this Agreement.]*

☒ A. Closing; OR ☐ B. ____________________.

8. **Title.**

A. **Warranties of Seller.** Seller warrants that at closing, Seller shall convey good and marketable title to the Property to Buyer by general warranty deed subject only to the following exceptions: ("Permitted Exceptions") (1) Liens for ad valorem taxes not yet due and payable; (2) Zoning; (3) General utility, sewer, and drainage easements of record as of the Binding Agreement Date; (4) Leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement; and (5) Any other title exceptions set forth in Exhibit _____.

Good and marketable title with respect to the Property shall be such title (a) as is classified as "marketable" under the title Standards of the State Bar of Georgia and (b) as is acceptable to and insurable by a title insurance company doing business in Georgia at its standard rates.

B. **Examination.** Buyer may, prior to closing, examine title and furnish Seller with a written statement of objections affecting the marketability of said title. If Seller fails to satisfy valid title objections prior to closing or any extension thereof, then Buyer may terminate the Agreement upon written notice to Seller.

9. **Condition of Property.** Prior to closing or the transfer of the possession of the Property, whichever is later, Seller warrants that there shall be no material adverse changes in the physical condition of the Property including those caused by acts of God. Buyer's remedy for material adverse changes caused by acts of God shall be to terminate this Agreement without penalty.

10. **Sellers Warranties and Representations.** Except to the extent provided in Exhibit _____ to this Agreement, Seller warrants as follows:

A. **Authority.** Seller has the right, power and authority to enter into this Agreement and to convey Property in accordance with the terms and conditions of this Agreement; and the persons executing this Agreement on behalf of Seller have been duly and validly authorized by Seller to execute and deliver this Agreement and have the right, power and authority to enter into this Agreement and bind Seller.

B. **Bankruptcy.** Seller represents and warrants that Seller is solvent and has not made a general assignment for the benefit of creditors or been adjudicated as bankrupt or insolvent, nor has a receiver, liquidator or trustee of Seller or any of its respective properties (including Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization or arrangement pursuant to the Federal Bankruptcy Act or any similar federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

C. **Condemnation.** Seller has not been notified that any condemnation or other taking by eminent domain of Property or any portion thereof has been instituted and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting Property or any portion thereof or its use.

D. **Hazardous Substances.** To the best of Seller's knowledge, (1) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant thereto, or any other pollutants, toxic materials, or contaminants have been or shall prior to closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on Property in violation of applicable law; (2) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled; (3) Property has not previously been used as a gas station, cemetery, landfill, or as a dump for garbage or refuse; and (4) Property has not previously been and is not currently listed on the Georgia Environmental Protection Division Hazardous Site. Seller has not received any notice or demand from any governmental or regulatory agency or authority requiring Seller to remove any hazardous substances or contaminants or toxic materials from Property.

E. **Leases.** Other than those leases provided by Seller to Buyer as part of the Due Diligence Materials, there are no other leases of or affecting the Property or any portion thereof and Seller will not enter into any new leases without the written permission of Buyer.

F. **No Litigation.** There are no actions, suits, or proceedings pending or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to Property or against Property, or with respect thereto, nor does Seller know of any basis for such action. Seller also has no knowledge of any currently pending application for changes in the zoning applicable to Property or any portion thereof.

G. **Pre-Existing Right to Acquire.** No person or entity has any right or option to acquire Property or any portion thereof, which will have any force of effect after execution hereof, other than Buyer.

H. **Proceedings Affecting Access.** Seller has not been notified that there are any pending proceedings that could have the effect of impairing or restricting access between Property and adjacent public roads and, to the best of Seller's knowledge, no such proceedings are pending or threatened.

I. **Violations.** To the best of Seller's knowledge, there are no violations of laws, municipal or county ordinances or other legal requirements with respect to Property (excluding any improvements constructed thereon).

J. **Zoning.** Property is currently zoned ______ under the applicable zoning ordinances of ______________________ City/County, Georgia.

11. **Inspection.** Prior to closing, Buyer and Buyer's agents and representatives shall have the right to enter upon Property at Buyer's expense and at reasonable times, to inspect, survey, examine, and test Property, verify the availability of utilities, zoning, or any other governmental regulations as Buyer may deem necessary as part of Buyer's acquisition of Property. Buyer shall indemnify and hold Seller and all Brokers harmless from and against any and all claims, injuries, and damages to persons and/or property arising out of or related to the exercise of Buyer's rights hereunder. *[Select A. or B. below. The section not checked shall not be a part of this Agreement]*

☒ A. **Property Sold "As Is".** All parties agree that Property is being sold "as is", with all faults; **OR**

☐ B. **Due Diligence Period:** Buyer has paid Seller the sum of Ten Dollars ($10) the receipt and sufficiency of which is hereby acknowledged as consideration for Seller granting Buyer the option to terminate this Agreement during the Due Diligence Period. Buyer shall have __________ days from the Binding Agreement Date to terminate this Agreement for any reason whatsoever without penalty ("Due Diligence Period"). If Buyer fails to give notice of termination to Seller that it is terminating this Agreement prior to the end of the Due Diligence Period, Buyer shall no longer have the right to terminate this Agreement pursuant to this paragraph. This Agreement shall be construed as an option contract until the Due Diligence Period has ended without the Buyer terminating this Agreement.

Due Diligence Materials: Seller shall provide to the Buyer within ____ days from the Binding Agreement Date, the items checked below, if available, pertaining to the Property (hereinafter collectively referred to as "Due Diligence Materials"). *[Any items not checked shall not be a part of this Agreement.]*

1. Tax and Title
   - ☐ a. Most recent Property tax assessments and tax bills.
   - ☐ b. The most recent title insurance policy insuring the Property, including complete and legible copies of all documents (whether or not recorded) which are referenced as title exceptions.
   - ☐ c. The most recent ALTA (American Land Title Association) survey of the Property, or if such a survey is not available, the most recent survey of the Property prepared by a licensed Georgia surveyor.
   - ☐ d. A list of special assessment districts in which the Property is located and the schedule of unpaid or pending assessments – if any.
   - ☐ e. A schedule of impact fees paid or owed on the Property, if any.
2. Environmental and Assessments
   - ☐ a. All soil reports covering the Property or any portion thereof.
   - ☐ b. All cruise reports of existing timber on the Property.
   - ☐ c. All environment (hazardous substances), engineering, physical inspection, marketing and feasibility studies, assessments and reports, including wetlands reports.
3. Leases
   - ☐ An executed copy of every lease of or affecting the Property or any portion thereof.
4. Miscellaneous
   - ☐ a. A schedule of management fees due in connection with any agreements pertaining to the Property.
   - ☐ b. All municipal, county, state or federal permits, licenses and authorizations affecting the use, operation, and maintenance of the Property."

12. **Return and Disbursement of Earnest Money.**

A. **Return of Earnest Money to Buyer:** Subject to the Disbursement of Earnest Money paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.

B. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties fifteen (15) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the fifteen (15) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new fifteen (15) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made.

C. **Interpleader:** If there is a dispute over the earnest money which the parties cannot resolve after a reasonable period of time, and where Holder has a bona fide question as to who is entitled to the earnest money, Broker may interplead the earnest money into a court of competent jurisdiction. Holder shall be reimbursed for and may deduct from any funds interpleaded, its costs and expenses, including reasonable attorney's fees actually incurred. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees and court costs and the amount deducted by Holder from the non-prevailing defendant.

D. **Hold Harmless:** All parties hereby agree to indemnify and hold Holder harmless from and against all claims, causes of action, suits and damages arising out of or related to the performance by Holder of its duties hereunder. All parties further covenant and agree not to sue Holder for damages relating to any decision of Holder to disburse earnest money made in accordance with the requirements of this Agreement.

13. **Agency and Brokerage.**

A. **Agency Disclosure:** In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and, where the context would indicate, the broker's affiliated licensees. No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

1. **No Agency Relationship.** Buyer and Seller acknowledge that, if they are not represented by a Broker, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.
2. **Listing Broker.** Broker working with the Seller is identified on the signature page as the "Listing Broker"; and said Broker is ☐ OR is not ☐ representing Seller;
3. **Selling Broker.** Broker working with Buyer (including in transactions where Broker is representing Seller) is identified on the signature page as "Selling Broker;" and said Broker is ☒ OR is not ☐ representing Buyer; and
4. **Dual Agency or Designated Agency.** If Buyer and Seller are both being represented by the same Broker, a relationship of either designated agency ☐ OR dual agency ☐ shall exist.

a. **Dual Agency Disclosure.** *[Applicable only if dual agency has been selected above.]*
Buyer and Seller are aware that Broker is acting as a dual agent in this transaction and consent to the same. Buyer and Seller have been advised that:

(1) In serving as a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(2) Broker will disclose all adverse, material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(3) Buyer and Seller do not have to consent to dual agency and, the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(4) Notwithstanding any provision to the contrary contained herein, Buyer and Seller each hereby direct Broker, while acting as a dual agent, to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

b. **Designated Agency Assignment.** *[Applicable only if the designated agency has been selected above.]*
Broker has assigned ______________________________ to work exclusively with Buyer as Buyer's designated agent and ______________________________ to work exclusively with Seller as Seller's designated agent. Each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

B. **Brokerage:** Seller has agreed to pay Listing Broker(s) a real estate commission pursuant to that certain brokerage engagement agreement entered into between the parties and incorporated herein by reference ("Listing Agreement"). Pursuant to the terms of the Listing Agreement, the Listing Broker has agreed to share that commission with the Selling Broker.

The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective commissions out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. If more than one Broker is involved in the transaction, the closing attorney is directed to pay each Broker its respective portion of said commission. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the Seller of the obligation to pay the remainder thereof after the closing unless the Broker(s) have expressly and in writing agreed to accept the lesser amount in full satisfaction of the Broker(s) claim to a commission.

C. **Material Relationship Disclosure:** Brokers and/or their affiliated licensees have the following material relationship(s) with either Buyer and/or Seller as follows: N/A ______________________________
______________________________.

14. **Disclaimer.** Buyer and Seller acknowledge that they have not relied upon any advice, representations or statements of Brokers other than what is expressly included in this Agreement and waive and shall not assert any claims against Brokers involving the same. Buyer and Seller agree that Brokers shall not be responsible to advise Buyer and Seller on any matter including but not limited to the following: any matter which could have been revealed through a survey, title search or inspection of Property; the condition of Property, any portion thereof, or any item therein; building products and construction techniques; the necessity or cost of any repairs to Property; mold; hazardous or toxic materials or substances; termites and other wood destroying organisms; the tax or legal consequences of this Agreement and transaction; the availability and cost of utilities or community amenities; the appraised or future value of Property; any condition(s) existing off Property which may affect Property; the terms, conditions and availability of financing; and the uses and zoning of Property whether permitted or proposed. Buyer and Seller acknowledge that Brokers are not experts with respect to the above matters and that, if any of these matters or any other matters are of concern to them, they should seek independent expert advice relative thereto. Buyer and Seller acknowledge that Brokers shall not be responsible to monitor or supervise any portion of any construction or repairs to Property and that such tasks clearly fall outside the scope of real estate brokerage services.

15. Notices.

A. **All Notices Must Be In Writing.** All notices, including but not limited to offers, counteroffers, acceptances, amendments, demands, notices of termination and other notices, required or permitted hereunder shall be in writing, signed by the party giving the notice. It is the intent of the parties that the requirements of this Notice paragraph shall apply even prior to this Agreement becoming binding.

B. **Method of Delivery of Notice.** Subject to limitations and conditions set forth herein, notices may only be delivered: (1) in person; (2) by an overnight delivery service, prepaid; (3) by facsimile transmission (FAX); (4) by registered or certified U.S. mail, prepaid, return receipt requested; or (5) by e-mail.

C. **When Notice Is Deemed Received.** Except as may be provided herein, a notice shall not be deemed to be given, delivered or received until it is actually received by the party to whom the notice was intended or that person's authorized agent. Notwithstanding the above, a notice sent by FAX shall be deemed to be received by the party to whom it was sent as of the date and time it is transmitted to either the party or the party's authorized agent provided that the sending FAX produces a written confirmation showing the correct date and the time of the transmission and the telephone number referenced herein to which the notice should have been sent.

D. **When Notice to Broker Is Notice to Broker's Client.** Except in transactions where the Broker is practicing designated agency, notice to the Broker or the affiliated licensee of Broker representing a party in the transaction shall for all purposes herein be deemed to be notice to that party. Said Broker and affiliated licensee shall be authorized agents of the party for the purpose of receiving notice. In any transaction where the Broker is practicing designated agency, only notice to the affiliated licensee designated by Broker to represent the party in the transaction shall be notice to that party. Personal delivery of notice may only be delivered to the party intended to receive the same or that party's authorized agent.

E. **Notice by Fax or E-Mail to a Broker or Affiliated Licensee of a Broker.** Notices by fax or e-mail to a Broker or the affiliated licensee of a Broker may only be sent to the e-mail address or fax number, if any, of the Broker or the affiliated licensee of the Broker set forth in the Broker/Licensee Contact Information section of the signature page of this Agreement or subsequently provided by the Broker or the affiliated licensee of Broker following the notice procedures set forth herein. If no fax number or e-mail address is included in the Broker/Licensee Contact Information section of the signature page of this Agreement (or is subsequently provided by the Broker or the affiliated licensee of Broker following the notice procedures) then notice by the means of communication not provided shall not be valid for any purpose herein. Notice to a Broker or the affiliated licensee of Broker who is working with, but not representing a party, shall not be deemed to be notice to that party. Any party sending notice by FAX or email shall send an original copy of the notice if so requested by the other party. A faxed or emailed signature of a party shall constitute an original signature binding upon that party.

F. **Notice to Unrepresented Party.** A party who is not represented by a Broker in the transaction may receive notices by Fax or e-mail at the e-mail address or fax number, if any, of the party set forth below or at such other fax number or e-mail address as the party may provide following the notice procedures set forth herein. If no e-mail address or fax number is provided for below, or is subsequently provided by the party following the notice procedures set forth herein, then notice through the means of communication not provided shall not be valid for any purpose herein.

Unrepresented Buyer:	Unrepresented Seller:
Fax No.______________________	Fax No.______________________
E-Mail Address: ______________________	E-Mail Address: ______________________

16. Default.

In the event of a default of this Agreement by Buyer or Seller, the non-defaulting party may pursue any and all remedies available at law or in equity relative to the default. In the event this Agreement is terminated by Seller due to the default of Buyer, Holder shall offer the earnest money to Seller, by check, which if accepted and deposited by Seller, shall constitute liquidated damages in full settlement of all claims of Seller against Buyer. The parties agree that such liquidated damages shall not be a penalty but are instead a reasonable pre-estimate of Seller's actual damages, which damages are difficult to ascertain. Nothing herein shall prevent the Seller from declining any tender of the earnest money by the Holder. In such event, Holder may disburse the earnest money to Buyer upon a reasonable interpretation of the Agreement as set forth elsewhere herein.

Notwithstanding any other provision to the contrary contained in either this Agreement or in any brokerage engagement agreement entered into by Buyer or Seller with any real estate broker, in the event the sale is not closed because of the failure or refusal of Buyer or Seller to perform any of their respective obligations, the defaulting party shall pay the Broker(s) the full commission the Broker(s) would have been entitled to under the Listing Agreement (incorporated herein by reference) had the transaction closed. The Selling Broker and Listing Broker may jointly or independently pursue the defaulting party for their respective portions of the commission. If the defaulting party has not entered into a brokerage engagement agreement with either the Listing Broker or Selling Broker herein or such agreement is no longer in full force and effect as of the Binding Agreement Date, this Agreement shall create a separate cause of action on the part of the Brokers herein against the defaulting party. In the event the defaulting party has entered into a brokerage engagement agreement with either the Listing Broker or Selling Broker that is in full force and effect as of the Binding Agreement Date, this section of the Agreement shall serve to amend such brokerage engagement agreement and shall control over and supersede any conflicting or inconsistent provisions contained therein. The consideration for the rights granted herein to Broker(s) shall be the mutual promises set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which is acknowledged by Buyer and Seller. The rights granted herein to Broker(s) shall survive the termination of this Agreement. Notwithstanding the above, the payment to the Broker(s) by the defaulting party of the full commission(s) referenced above shall relieve the defaulting party of any other commission obligation owed to the Broker(s).

17. Other Provisions.

A. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

B. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

C. **Binding Effect, Entire Agreement, Modification, Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended, modified or waived except upon the written agreement of Buyer and Seller. This Agreement may not be assigned by Buyer except with the written agreement of Seller. Any assignee shall fulfill all the terms and conditions of this Agreement.

D. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; and (3) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the closing.

E. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of the State of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia.

F. **Time of Essence:** Time is of the essence of this Agreement.

G. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

H. **Binding Agreement Date:** The Binding Agreement Date in this Agreement shall be the date when the party making the last offer, or the Broker (except in a designated agency transaction) or affiliated licensee of Broker representing that party as a client, receives notice that the offer has been accepted. This party (or the Broker or affiliated licensee representing this party as a client) shall fill in the Binding Agreement Date below and promptly give notice of this date to the other party. Filling in the Binding Agreement Date shall not be deemed to be a counteroffer.

I. **Responsibility to Cooperate:** All parties agree to take all actions and do all things reasonably necessary to fulfill the terms and conditions of this Agreement in good faith and in a timely manner. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements as are required at closing to meet the requirements of any lender(s) and of federal and state law.

J. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") makes certain standard real estate forms available to its members. These GAR forms are frequently provided to the parties in real estate transactions by the REALTORS® with whom they are working. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form he or she should consult an attorney. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

18. **Property Not Being Sold for Value of Any Improvements on Land.** Buyer acknowledges that the Property may contain certain incidental improvements such as existing homes, barns, fences, outbuildings and wells. Buyer acknowledges that the Property is being purchased for the value of the land rather than the value of any improvements presently located thereon. All improvements are being sold in "as-is" condition. Buyer acknowledges that the improvements on the Property, if any, may be in need of significant repair, may contain defective conditions and may not have been constructed or used in accordance with all applicable laws. Since the condition of any existing improvements is immaterial to Buyer's decision to purchase the Property, Seller shall have no responsibility to make any disclosures or repairs relative to the same. Buyer covenants not to sue Seller with respect to any matter relating to the condition of said improvements and agrees to indemnify and hold Seller harmless with respect to the same. Buyer expressly waives: (1) any and all rights to inspect and test for lead-based paint and/or lead-based paint hazards for not less than ten (10) days from the Binding Agreement Date; and (2) the right not to be contractually obligated under this Agreement until the above time period has lapsed.

19. **Assignment.** *[Select one. The box not checked shall not be a part of this Agreement.]*

☐ A. Buyer may not assign this Agreement to any legal entity without written permission from the Seller. Any such approved assignment shall not release the original Buyer from any liabilities or obligations herein. Notice of such assignment shall be delivered to the Seller within two (2) banking days of this Agreement being assigned, but not less than five (5) days prior to closing.

☐ B. This Agreement may be assigned by the Buyer to any legal entity in which the Buyer owns at least a twenty-five (25%) percent interest. Any such assignment shall not release the original Buyer from any liabilities or obligations herein. Notice of such assignment shall be delivered to the Seller within two (2) banking days of the assignment of this Agreement, but not less than five (5) days from closing. No other assignment may be made without the written consent of Seller.

20. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement. If any such exhibit or addendum conflicts with any preceding paragraph, said exhibit or addendum shall control:

☐ Exhibit "A" Legal Description

☐ Exhibit "B" Survey Resolution Exhibit (Form F138)

☐ Exhibit "C" Seller's Survey

☐ Exhibit "D" Special Warranties and Representations of Seller

☐ Exhibit "E" Special Title Exceptions Pertaining to Property

☐ Other ______________________________

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit, addendum, or preceding paragraph (including any changes thereto made by the parties), shall control:

1. Seller to accommodate purchaser in performing a 1031 transaction
2. In the event said property cannot be closed on or before 10-27-10 in order for buyer to meet the exchange deadline then this Contract shall be void and Earnest Money shall be refunded to purchaser.

Additional Special Stipulations are ☐ or are ☐ not attached.

FROM : DON BURKE FARM, MILLEN GA FAX NO. : Oct. 20 2010 05:43PM P1

Time Limit of the Offer: The terms of this Agreement shall constitute an offer ("Offer") which shall expire at ____________ o'clock ____ .m. on the date of ______________________ unless prior to that time it is accepted in writing by the party to whom the offer was made and notice of the acceptance is delivered back to the party making the offer.

Alisa S. Burke	[signature]
Buyer's Signature	Seller's Signature
Alisa S. Burke	
Print or Type Name	Print or Type Name
Buyer's Signature	Seller's Signature
Print or Type Name	Print or Type Name
Plantation Properties + Land Investments	
Selling Broker	Listing Broker
By:	By:
Broker or Broker's Affiliated Licensee	Broker or Broker's Affiliated Licensee
B Jason Williams	
Print or Type Name	Print or Type Name
PLANT / H-58449	
MLS Office Code / Brokerage Firm License Number	MLS Office Code / Brokerage Firm License Number
Multiple Listing Number ______	
Selling Broker/Licensee Contact Information:	Listing Broker/Licensee Contact Information:
Phone# 912-764-4462	Phone#
Fax# 912-764-7379	Fax#
E-Mail jasonwilliams@galandbrokers.com	E-Mail ______ com
255409	[illegible]
Selling Agent's Georgia Real Estate License Number	Listing Agent's Georgia Real Estate License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of ______________________ and has been filled in by ______________________.


NORTH HERI
(80' R/
N22°36'08"E
282.68'
EX. POND
EX. FENCE
N23°48'04"E
2247.53'
EX. FENCE
(RUNS ALONG R/W)
N24°07'00"E
1847.21'
1122.38'
TRACT III
2,458.84 AC
CMF
N63°51'57"W
1665.73'
L3
CMF
L2
S63°51'38"E
1897.03'
CMF
BIRDSVILLE ROAD
(100' R/W)
S63°52'38"E
1456.90'
N63°49'13"W
560.32'
L41
C1
C12
L1
L42
S31°48'43"W
4459.53'
N/F
BIRDSVILLE FAR
APPROX. LOCATION
OLD COUNTY ROAD
(ABANDONED & NO
AIF
L13
TRACT V
153.98 AC
EX. FENCE
N63°56'46"W
4416.67'
S52°16'55"W
978.74'
3/4"
OTP
IPF
SPF
3/4"OTP
CMF
S51°22'12"W
443.88'
SPF
IPF
N/F